77Q1(a)

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
ARTICLES SUPPLEMENTARY

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland
(the "Corporation"), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles
of Incorporation of the Corporation, the Board of Directors of the
Corporation has eliminated the VP Growth Fund and VP Global Growth
Fund and has reallocated the shares to other series of the
Corporation (the "Reallocation").

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Three Billion (3,000,000,000)
shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is
Thirty Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Reallocation, the eleven (11)
Series of stock of the Corporation and the number of shares
and aggregate par value of each was as follows:

Series   Number of Shares Aggregate Par Value

VP Value Fund
1,000,000,000
$10,000,000

VP International Fund
    450,000,000
   $4,500,000

VP Capital Appreciation Fund
    150,000,000
   $1,500,000

VP Balanced Fund
     100,000,000
   $1,000,000

VP Income & Growth Fund
   400,000,000
   $4,000,000

VP Growth Fund
    100,000,000
   $1,000,000

VP Ultra Fund
     300,000,000
   $3,000,000

VP Vista Fund
     100,000,000
   $1,000,000

VP Global Growth Fund
    100,000,000
   $1,000,000

VP Mid Cap Value Fund
    200,000,000
   $2,000,000

VP Large Company Value Fund
    100,000,000
   $1,000,000

SEVENTH:  Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

        Number of Shares Aggregate
Series Name   Class Name Allocated Par Value

VP Value Fund  I 650,000,000 $6,500,000
   II 300,000,000 3,000,000
   III 50,000,000 500,000

VP International
Fund   I 300,000,000 3,000,000
   II 50,000,000 500,000
   III 50,000,000 500,000
   IV 50,000,000 500,000

VP Capital Appreciation
Fund   I 150,000,000 1,500,000

VP Balanced Fund I 100,000,000 1,000,000

VP Income & Growth Fund I 300,000,000 3,000,000
   II 50,000,000 500,000
   III 50,000,000 500,000

VP Growth Fund  I 100,000,000 1,000,000

VP Ultra Fund  I 100,000,000 1,000,000
   II 150,000,000 1,500,000
   III 50,000,000 500,000

VP Vista Fund  I 50,000,000 500,000
   II 50,000,000 500,000

VP Global Growth Fund I 100,000,000 1,000,000

VP Mid Cap Value Fund I 100,000,000 1,000,000
   II 100,000,000 1,000,000

VP Large Company Value
Fund   I 50,000,000 500,000
   II 50,000,000 500,000

EIGHTH:  Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles
of Incorporation of the Corporation, the Board of Directors of
the Corporation has allocated Three Billion (3,000,000,000)
shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation.  As a result of the action taken by the Board of Directors referenced in Article SECOND of these
Articles Supplementary, the nine (9) Series of stock of the
Corporation and the number of shares and aggregate par value of each is as follows:

    Series      Number of Shares Aggregate Par Value

VP Value Fund        1,050,000,000   $10,500,000
VP International Fund     500,000,000   $5,0500,000
VP Capital Appreciation Fund 150,000,000   $1,500,000
VP Balanced Fund     150,000,000   $1,500,000
VP Income & Growth Fund     400,000,000   $4,000,000
VP Ultra Fund      300,000,000   $3,000,000
VP Vista Fund      100,000,000   $1,000,000
VP Mid Cap Value Fund     250,000,000   $2,500,000
VP Large Company Value Fund 100,000,000   $1,000,000

NINTH: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles
of Incorporation, the Board of Directors of the Corporation
(a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.
As a result of the action taken by the Board of Directors,
the Classes of shares of the nine (9) Series of stock of the
Corporation and the number of shares and aggregate par value of each is as follows:

       Number of Shares    Aggregate
Series Name Class Name Allocated Par Value

VP Value Fund  I 650,000,000 $6,500,000
   II 350,000,000 3,500,000
   III 50,000,000 500,000

VP International
Fund   I 300,000,000 3,000,000
   II 100,000,000 1,000,000
   III 50,000,000 500,000
   IV 50,000,000 500,000

VP Capital Appreciation
Fund   I 150,000,000 1,500,000

VP Balanced Fund I 150,000,000 1,500,000

VP Income & Growth Fund I 300,000,000 3,000,000
   II 50,000,000 500,000
   III 50,000,000 500,000

VP Ultra Fund  I 100,000,000 1,000,000
   II 150,000,000 1,500,000
   III 50,000,000 500,000

VP Vista Fund  I 50,000,000 500,000
   II 50,000,000 500,000

VP Mid Cap Value Fund I 100,000,000 1,000,000
   II 150,000,000 1,500,000

VP Large Company Value
Fund   I 50,000,000 500,000
   II 50,000,000 500,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of
Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the
Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these
Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY  VARIABLE PORTFOLIOS, INC.
has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 9th day of March, 2009.

      AMERICAN CENTURY
ATTEST:     VARIABLE PORTFOLIOS, INC.

/s/ Otis H. Cowan   /s/ Charles A. Etherington
Name:  Otis H. Cowan  Name:   Charles A. Etherington
Title: Assistant Secretary Title:  Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY
VARIABLE PORTFOLIOS, INC., who executed on behalf of said
Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  March 9, 2009  /s/ Charles A. Etherington
    Charles A. Etherington,
    Senior Vice President